UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SOLUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	43-1781797

(State or incorporation or organization)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760 St. Louis, Missouri	63166-6760

(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-146520

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.   Description of Registrant’s Securities to be Registered.
     The description of the common stock, par value $0.01 per share (the “Common Stock”), of Solutia Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2007 (Registration No. 333-146520), as subsequently amended on October 26, 2007 and November 20, 2007 and as may be amended after the date hereof (the “Registration Statement”), which description is incorporated herein by reference. In addition, the description of the Common Stock included in any form of prospectus contained in the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange, Inc.
Item 2.   Exhibits.

1.	Form of Second Amended and Restated Certificate of Incorporation of Solutia Inc. (incorporated herein by reference to Exhibit B of Exhibit 99.1 of the Registrant’s Form 8-K filed on November 20, 2007).

2.	Form of Amended and Restated By-Laws of Solutia Inc. (incorporated herein by reference to Exhibit C of Exhibit 99.1 of the Registrant’s Form 8-K filed on November 20, 2007).

3.	Form of Registration Rights Agreement among Solutia Inc. and the backstop investors party thereto (incorporated herein by referenced to Exhibit 10(XX) of the Registration Statement).

4.	Form of Registration Rights Agreement between Solutia Inc. and Monsanto Corporation (incorporated herein by referenced to Exhibit 10(YY) of the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: December 18, 2007

SOLUTIA INC.
By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

1.	Form of Second Amended and Restated Certificate of Incorporation of Solutia Inc. (incorporated herein by reference to Exhibit B of Exhibit 99.1 of the Registrant’s Form 8-K filed on November 20, 2007).

2.	Form of Amended and Restated By-Laws of Solutia Inc. (incorporated herein by reference to Exhibit C of Exhibit 99.1 of the Registrant’s Form 8-K filed on November 20, 2007).

3.	Form of Registration Rights Agreement among Solutia Inc. and the backstop investors party thereto (incorporated herein by referenced to Exhibit 10(XX) of the Registration Statement).

4.	Form of Registration Rights Agreement between Solutia Inc. and Monsanto Corporation (incorporated herein by referenced to Exhibit 10(YY) of the Registration Statement).